As filed with the Securities and Exchange Commission on October 4, 2021

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM S-8

___________________________

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLD RESERVE INC.

(Exact name of registrant as specified in its charter)

Canada N/A

(State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification No.)

999 West Riverside Avenue, Suite 401, Spokane, Washington 99201

(Address of principal executive offices)(Zip Code)

GOLD RESERVE INC. 2012 EQUITY INCENTIVE PLAN

(Full title of the plan)

ROCKNE J. TIMM

999 West Riverside Avenue, Suite 401, Spokane, Washington 99201

(509) 623-1500

(Name, address and telephone number, including area code, of agent for service)

with a copy to:

JONATHAN B. NEWTON

King & Spalding LLP

1100 Louisiana, Suite 4100, Houston, Texas 77002

(713) 751-3200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑	Non-accelerated filer	☐	Smaller reporting company	☐	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
Title of each class of	Amount to be	offering price	aggregate	registration
securities to be registered(1)	registered	per share(2)	offering price(2)	fee
Class A Common Shares, no par value	1,189,500 Shares	$1.60	$1,903,200	$207.64
(1)	The Class A Common Shares, no par value per share (the “Class A Common Shares”), of Gold Reserve Inc. being registered hereby relate to the Gold Reserve Inc. 2012 Equity Incentive Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low per share prices of the Class A Common Shares on October 1, 2021, as quoted on the OTCQX.

IMPORTANT NOTICE

THESE SECURITIES ARE BEING OFFERED TO INVESTORS IN THE UNITED STATES OF AMERICA, OTHER THAN IN THE STATES OF MONTANA, NEW HAMPSHIRE AND NORTH DAKOTA.

REGISTRATION OF ADDITIONAL SECURITIES

This registration statement on Form S-8 (this “Registration Statement”) is being filed by Gold Reserve Inc. (the “Registrant”) for the purpose of registering an additional 1,189,500 Class A Common Shares for issuance under the Gold Reserve Inc. 2012 Equity Incentive Plan, as amended (the “Plan”). Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Form S-8 registration statements (and amendments thereto) previously filed with the Securities and Exchange Commission (the “Commission”) with respect to the Plan on May 13, 2013 (Reg. Nos. 333-188574), July 7, 2014 (Reg. Nos. 333-197282), September 22, 2014 (Reg No. 333-197282), September 22, 2014 (Reg No. 333-188574) and November 23, 2016 (Reg No. 333-214789) are herein incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to the participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the instructions to Part I of this Registration Statement on Form S-8, such documents will not be filed with the Commission. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement on Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement on Form S-8:

  the Registrant’s Annual Report on Form 40-F, for the year ended December 31, 2020, filed with the Commission on April 8, 2021;
  the description of Share Capital set forth in the Registrant’s report on Form 6-K filed with the Commission on September 19, 2014 including any subsequent amendment or any report filed for the purpose of updating such description; and
  all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (except that any portions thereof which are furnished and not filed shall not be deemed incorporated) since the end of the fiscal year covered by the Form 40-F mentioned above.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (except that any portions thereof which are furnished and not filed shall not be deemed incorporated), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement on Form S-8, which indicates that all securities offered hereunder have been sold or which deregisters all Class A Common Shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. To the extent designated therein, any reports on Form 6-K furnished to the Commission shall be deemed to be incorporated by reference in this Registration Statement from the date that such reports are furnished to the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.   Exhibits.

The following are filed as exhibits to this Registration Statement:

Exhibit

Number Description

4.1*	Amended and Restated 2012 Equity Incentive Plan (effective May 18, 2021)
4.2	Articles of Continuance (which are deemed to be the Articles of Incorporation of the Registrant upon the Continuance under the Alberta Business Corporations Act), incorporated by reference to Exhibit 99.1 to Gold Reserve’s Current Report filed with the Commission on Form 6-K (File No. 001-31819) on September 19, 2014

4.3 Certificate of Amendment and Registration of Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 99.1 and 99.2 to Gold Reserve’s Current Report filed with the Commission on Form 6-K (File No. 001-31819) on June 20, 2019

4.4	By-law No. 1, incorporated by reference to Exhibit 99.2 to Gold Reserve’s Current Report filed with the Commission on Form 6-K (File No. 001-31819) on September 19, 2014
4.5	Form of Certificate for the Class A Common Shares, incorporated by reference to Exhibit 99.3 to Gold Reserve’s Current Report filed with the Commission on Form 6-K (File No. 001-31819) on September 19, 2014
4.6	Form of Notice of Grant of Stock Options and Option Agreement under the Gold Reserve Inc. 2012 Equity Incentive Plan incorporated by reference to Exhibit 4.5 of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-188574) filed with the Commission on May 13, 2013
5.1*	Opinion of Norton Rose Fulbright Canada LLP
23.1*	Consent of Norton Rose Fulbright Canada LLP (see Exhibit 5.1)
23.2*	Consent of PricewaterhouseCoopers LLP
24.1*	Power of Attorney (included on the signature page of this Registration Statement)

_______________

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on October 4, 2021.

GOLD RESERVE INC.

By: /s/ Rockne J. Timm

ROCKNE J. TIMM

Chief Executive Officer (Principal Executive Officer) and Director

POWER OF ATTORNEY

Each person whose signature appears below appoints Rockne J. Timm and A. Douglas Belanger as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature Title Date

/s/ Rockne J. Timm ROCKNE J. TIMM	Chief Executive Officer (Principal Executive Officer) and Director	October 4, 2021

/s/ Robert A. McGuinness ROBERT A. McGUINNESS	Vice President Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	October 4, 2021

/s/ A. Douglas Belanger A. DOUGLAS BELANGER	President and Director	October 4, 2021
/s/ James H. Coleman JAMES H. COLEMAN	Executive Director and Chairman of the Board	October 4, 2021
/s/ Robert A. Cohen ROBERT A. COHEN	Director	October 4, 2021

/s/ Yves M. Gagnon YVES M. GAGNON	Director	October 4, 2021
/s/ James P. Geyer JAMES P. GEYER	Director	October 4, 2021

/s/ James Michael Johnston JAMES MICHAEL JOHNSTON	Director	October 4, 2021

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, this Registration Statement has been signed by the following person solely in the capacity of the duly authorized representative of Gold Reserve Inc. in the United States on the date indicated.

/s/ David P. Onzay DAVID P. ONZAY	Authorized Representative in the United States	October 4, 2021